Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Brian J. Kabbes

U.S. Bank National Association

One U.S. Bank Plaza, 6th Floor

St. Louis, MO 63101

(314) 418-3943

(Name, address and telephone number of agent for service)

MEMC Electronic Materials, Inc.

SUBSIDIARY GUARANTORS LISTED BELOW

(Exact name of obligor as specified in its charter)

Delaware	56-1505767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Exact Name of Each Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EnFlex Corporation	Delaware	68-0305515

MEMC Holdings Corporation	Delaware	73-1628669

MEMC International, Inc.	Delaware	43-1804551

MEMC Pasadena, Inc.	Delaware	43-1715238

NVT, LLC	Delaware	20-3835370

Solaicx	California	01-0691969

Sun Edison LLC	Delaware	20-0291450

SunEdison Canada, LLC	Delaware	26-0476287

SunEdison International, LLC	Delaware	26-0501567

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri	63376
(Address of Principal Executive Offices)	(Zip Code)

7.750% Senior Notes Due 2019

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis, State of Missouri on the 8th day of August, 2011.

By:	/s/ Brian J. Kabbes
Brian J. Kabbes
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 8, 2011

By:	/s/ Brian J. Kabbes
Brian J. Kabbes
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2011

($000’s)

6/30/2011
Assets
Cash and Balances Due From Depository Institutions	$15,249,371
Securities	63,952,096
Federal Funds	15,876
Loans & Lease Financing Receivables	190,017,874
Fixed Assets	5,231,718
Intangible Assets	13,050,819
Other Assets	22,581,835

Total Assets	$310,099,589

Liabilities
Deposits	$218,820,466
Fed Funds	7,695,079
Treasury Demand Notes	0
Trading Liabilities	550,498
Other Borrowed Money	33,124,842
Acceptances	0
Subordinated Notes and Debentures	7,679,246
Other Liabilities	8,693,748

Total Liabilities	$276,563,879

Equity
Minority Interest in Subsidiaries	$1,821,732
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,558,906

Total Equity Capital	$33,535,710

Total Liabilities and Equity Capital	$310,099,589